SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2002

CARMIKE CINEMAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11604	58-1469127

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 First Avenue, Columbus, Georgia	31901

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 576-3400

N/A

(Former name or former address, if changed since last report)

ITEM 1. CHANGE OF CONTROL OF REGISTRANT.

     In connection with the reorganization of Carmike Cinemas, Inc. (the “Company”) described under Item 3 below, the Company will experience on the Effective Date of the reorganization a change in its equity ownership that may constitute a change of control. See Item 3 for a discussion of the relevant cancellations and issuances of equity interests of the Company in the reorganization.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     As previously reported, on August 8, 2000, the Company and its subsidiaries Eastwynn Theatres, Inc., Wooden Nickel Pub, Inc. and Military Services, Inc. (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases have been jointly administered for procedural purposes only. Since the commencement of the Chapter 11 Cases, the Debtors have operated their businesses as debtors-in-possession pursuant to the Bankruptcy Code.

     Also as previously reported on September 28, 2001, the Debtors filed with the Bankruptcy Court the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and the Debtors’ Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code. The proposed Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code was attached as Exhibit 99 to the Company’s Current Report on Form 8-K filed on October 3, 2001.

     On November 14, 2001, the Debtors filed the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”) and the Debtors’ Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”). A copy of the Plan was attached as Exhibit 99 to Carmike’s Current Report on Form 8-K filed on November 19, 2001 and is incorporated herein by reference.

     A hearing on the confirmation of the Plan was held on January 3, 2002, and the Plan was confirmed by the Bankruptcy Court pursuant to an Order dated January 3, 2002 and entered on January 4, 2002 (the “Confirmation Order”). A copy of the Confirmation Order is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

     The Confirmation Order became a final order on January 14, 2002. The Debtors currently anticipate the date on which the Plan by its terms will become effective (the “Effective Date”) will occur in late January 2002, although there can be no assurances that the conditions to the occurrence of the Effective Date will be satisfied or waived, or as to the timing thereof.

Summary of the Plan

     Set forth below is a summary of certain material terms of the Plan, together with an indication of what will be the Company’s outstanding equity interests as of the Effective Date and information regarding the assets and liabilities of the Company as of the latest practicable date. Such summary is qualified in its entirety by reference to the Plan, the Disclosure Statement and the Confirmation Order. Capitalized terms used, but not defined, herein shall have the same meanings as in the Plan.

     The Plan provides that the following Claims and Interests (which do not include Administrative Expense Claims and Priority Tax Claims) are “unimpaired” and will be paid in cash on or after the Effective Date or otherwise satisfied in accordance with the terms of any agreements with the Debtors: Class 1-Other Priority Claims, Class 3-Other Secured Claims and Class 10-Subsidiary Equity Interests.

     On the Effective Date, except as otherwise provided in the Plan or by Bankruptcy Court order, all securities, instruments and agreements governing any claims and interests impaired by the Plan shall be deemed canceled and terminated, and the obligations of the Debtors relating thereto shall be discharged; provided, however, that any such evidence of claims and interests shall, effective upon the Effective Date, represent the right to participate, to the extent allowed under the Plan, in the distributions contemplated by the Plan. As a condition precedent to receiving any distribution under the Plan on account of a claim or interest evidenced by the notes instruments, securities or other documentation canceled pursuant to the Plan, the Company may require the holder of such claim or interest to tender the applicable documentation evidencing such claim or interest.

     The Plan provides that the following Claims and Interests (which do not include Administrative Expense Claims and Priority Tax Claims) are “impaired” and will be paid partly in cash on or after the Effective Date or otherwise satisfied or extinguished in accordance with the terms of the Plan or any agreements with the Debtors: Class 2-Secured Tax Claims, Class 4-Bank Claims, Class 5-General Unsecured Claims, Class 6-Convenience Claims, Class 7-Subordinated Note Claims, Class 8-Preferred Stock Interests and Class 9-Common Stock Interests.

     The Bank Claims consist of claims of the Banks arising under the Bank Credit Agreements, which are (i) the Amended and Restated Credit Agreement among the Company, the Banks party thereto and Wachovia Bank, N.A., as agent, dated as of January 29, 1999, and amended as of March 31, 2000, (ii) the Term Loan Credit Agreement among the Company, the Banks party thereto, Wachovia Bank, NA., as administrative agent, Goldman Sachs Credit Partners, L.P., as syndication agent, and First Union National Bank, as documentation agent, dated as of February 25, 1999, as amended as of July 13, 1999, and further amended as of March 31, 2000, and certain related documents.

     Pursuant to the Plan, each holder of a Bank Claim as of the Record Date shall receive on the Effective Date, in full and complete settlement, satisfaction and discharge of its Bank Claim,

its Pro Rata Share of: (i) New Bank Debt and (ii) Cash in an amount equal to the sum of (w) $35,000,000 on account of all accrued and unpaid post-petition interest on the Bank Claims through the Effective Date; provided, however, that since the Effective Date will occur after January 15, 2002, such $35,000,000 amount shall be increased by the interest accruing on the Allowed Bank Claims from January 15, 2002 through and including the Effective Date at a per annum rate equal to “LIBOR” plus 3.00%, as defined in and pursuant to the Bank Revolver Agreement, or "LIBOR" plus 3.50%, as defined in and pursuant to the Bank Term Loan Agreement, as applicable; (x) the Effective Date Net Cash; (y) the Exit Financing Net Cash; and (z) all reasonable professional fees and expenses incurred by the Banks’ retained professionals and all agent fees required to be paid by the Debtors under the Bank Credit Agreements through such time as is necessary to fully complete the implementation of the New Bank Debt under the Plan.

     The New Bank Debt to be issued by the reorganized Company on the Effective Date under the Post-Confirmation Credit Agreement, which was filed as part of the Plan Supplement with the Bankruptcy Court, consists of approximately up to $254 million and will bear interest, at the greater of: (a) at the option of the reorganized Company, (i) the Base Rate plus 3.5% or (ii) LIBOR plus 4.5%; and (b) 7.75% per annum.

     The Company intends to offer, under the terms and subject to the conditions set forth in the Disclosure Statement and the Plan, 10-3/8% Senior Subordinated Notes due 2009 (the “New Senior Subordinated Notes”), up to a maximum aggregate principal amount equal to $154,315,000, in exchange for $154,315,000 aggregate principal amount of the Subordinated Note Claims relating to the Company’s outstanding 9-3/8% Senior Subordinated Notes due 2009 (the “Original Notes”); the remaining $45,685,000 in aggregate principal amount of the Original Notes will be exchanged under the Plan for shares of New Common Stock.

     Holders of old Preferred Stock cancelled on the Effective Date will receive shares of New Common Stock of the reorganized Company approximating 41.2% of the post-Effective Date shares of issued and outstanding New Common Stock of the Company on a fully diluted basis.

     On the Effective Date, the Company’s certificate of incorporation and bylaws will be amended and restated. The reorganized Company will be authorized to issue 20 million shares of New Common Stock and 1 million shares of Preferred Stock (the “New Preferred Stock”). On the Effective Date, approximately 9,780,000 shares of New Common Stock are expected to be issued and outstanding and approximately 220,000 shares of New Common Stock will be reserved for issuance after the Effective Date pursuant to the Company’s new 2002 Stock Plan. No shares of New Preferred Stock are expected to be issued and outstanding on the Effective Date.

     Holders of old Common Stock cancelled on the Effective Date will receive shares of New Common Stock of the reorganized Company approximating 22.2% of the post-Effective Date shares of issued and outstanding stock of the Company on a fully diluted basis. The Company anticipates that as of the Effective Date, approximately 79.1% of the shares of New Common Stock will be held by approximately seven holders or their affiliates, some of whom were also holders of old Common Stock and Preferred Stock of the Company.

     The following table from the Disclosure Statement sets forth those holders of Claims and Equity Interests (including affiliates and related entities) which, based upon the most recent information available at the time of the filing of the Disclosure Statement with the Bankruptcy Court in November 2001, will own beneficially more than 5.0% of the New Common Stock as of the Effective Date:

		Estimated
	Estimated Amount of	Percentage of
	Beneficial	Beneficial
Name of Beneficial Owner	Ownership(1)	Ownership(1)

GS Capital Partners III, L.P.	4,066,294	40.7	%(2)

John W. Jordan, II(4)	1,194,763	11.9%

David W. Zalaznick(4)	899,778	9.0%

Leucadia Investors, Inc.(4)	970,586	9.7%

Michael W. Patrick	618,303	6.2	%(3)

(1)	The numbers and percentages assume the aggregate principal amount of Subordinated Note Claims held by noteholders electing to exchange their claims for New Common Stock is $50 million.

(2)	The estimated percentage of beneficial ownership provided for GS Capital Partners III, L.P. includes amounts owned by certain of its affiliated investment funds: Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P., Goldman Sachs & Co. Verwaltungs GmbH, and GS Capital Partners III Offshore, L.P.

(3)	The Stock Option Committee of the Board of Directors of the Company is considering whether it will grant Michael W. Patrick an additional 280,000 shares of the New Common Stock on the Effective Date in accordance with the terms of the new management incentive plan described in the Plan of Reorganization, which will be called the Carmike Cinemas, Inc. 2002 Stock Plan. In addition, as of the Effective Date, Carl L. Patrick, Sr. and Carl L. Patrick, Jr., relatives of Michael W. Patrick and members of the Board of Directors of the Company, will own approximately 165,000 shares of New Common Stock (representing approximately 1.7% of the fully diluted shares).

(4)	John W. Jordan, II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of the Company in April 1982.

     Pursuant to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, directors of the Company currently shall be elected by holders of the New Common Stock, and the Board of Directors shall consist of ten (10) individuals. The majority holders of the New Common Stock have agreed to vote their shares in favor of the election to the Board of Directors of certain individuals designated in the Stockholders’ Agreement effective on the Effective Date. Of the individuals: (A) one shall be the Chief Executive Officer of the Registrant, (B) one shall be Carl Patrick, Jr., under certain conditions; (C) three shall be designated by Jordan/Zalaznick Advisers, Inc. provided that at least one of such designees shall be an independent director; (D) four shall be designated by The Goldman Sachs Group, L.P. provided that at least one of such designees shall be an independent director and (E) one shall be an individual identified by the Chief Executive Officer and agreed upon by a majority of the Board of Directors and shall be an independent director. The term of the

Stockholders’ Agreement ends twenty-five months after the Effective Date, unless earlier terminated by written agreement of a supermajority of the signing stockholders.

     Dresdner Kleinwort Wasserstein, the Debtors’ financial advisors, prepared a liquidation analysis on behalf of the Debtors to assist holders of Claims and Equity Interests to reach their determination as to whether to accept or reject the Plan. This Liquidation Analysis, which was furnished to the Bankruptcy Court as Exhibit F to the Disclosure Statement filed in November 2001, is based upon projected assets and liabilities of the Debtors, on a consolidated basis, as of December 31, 2001 and incorporates estimates and assumptions developed by the Debtors which are subject to potentially material changes with respect to economic and business conditions, as well as uncertainty not within the Debtors’ control. The Liquidation Analysis estimates the liquidation value of the Debtors’ assets, on a consolidated basis, before fees and expenses, as of that date at approximately $308,363,034. As of December 31, 2001, the latest practicable date that such information is available, and before giving effect to the consummation of the Plan, the Company projected in the Projected Financial Information in Exhibit E to the Disclosure Statement filed with the Bankruptcy Court in November 2001 that it and the other Debtors, on a consolidated basis, had assets totaling approximately $767.4 million and liabilities and shareholders equity totaling approximately $767.4 million.

     Certain statements made herein and in the Plan and the Disclosure Statement may constitute “forward-looking” statements as defined in the Securities Act of 1933, as amended, and the Securities Exchange act of 1934, as amended. Such statements include, without limitation, statements regarding future liquidity and cash needs, and are indicated by words or phrases such as “estimate,” “continuing,” and similar words or phrases. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, the availability of suitable motion pictures for exhibition in the Company’s markets, the availability of opportunities for expansion, the effect of consolidations in the movie exhibition industry, competition with other forms of entertainment, many of which are beyond the control of the Company.

ITEM 5. OTHER EVENTS.

     The Debtors have had discussions with certain lenders with respect to obtaining revolving credit facilities of up to $50 million in the aggregate for purposes of refinancing certain indebtedness of the Debtors and to provide working capital financing and funds for other general corporate purposes of the Debtors, among other things. There can be no assurances that these discussions will result in such facilities on such terms or as to the timing thereof.

ITEM 7. EXHIBITS.

2.1	Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated November 14, 2001 (filed as Exhibit 99 to the Company’s Current Report on Form 8-K dated November 19, 2001 and incorporated herein by reference).

99.1	Debtors’ Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated November 14, 2001 (filed as Exhibit T-31 to the Company’s Form T-3 filed on December 11, 2001 and incorporated herein by reference).

99.2	Order confirming Debtors’ Amended Joint Plan of Reorganization.

99.3	Press release issued by Carmike Cinemas, Inc. on January 3, 2002 announcing confirmation of the Debtors’ Amended Joint Plan of Reorganization.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARMIKE CINEMAS, INC

By: /s/ Martin A. Durant Martin A. Durant Senior Vice President of Finance, Chief Financial Officer and Treasurer

DATED: January 22, 2002

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (filed as Exhibit 99 to the Company’s Current Report on Form 8-K dated November 19, 2001 and incorporated herein by reference)

99.1	Debtors’ Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (filed as Exhibit T-31 to the Company’s Form T-3 filed on December 11, 2001 and incorporated herein by reference)

99.2	Order confirming Debtors’ Amended Joint Plan of Reorganization.

99.3	Press release issued by Carmike Cinemas, Inc. on January 3, 2002 announcing confirmation of the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.